UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 29, 2006 Charlotte Russe Merchandising, Inc., our wholly owned subsidiary, entered into a Termination and Release Agreement with IP Holdings LLC and Iconix Brand Group, Inc.

Consistent with our management’s decision to exit the Rampage store business, the Termination and Release Agreement terminates the License Agreement dated September 30, 1997, as amended, between Charlotte Russe, Inc. and Rampage Clothing Company, which provided us with a license to use the Rampage trade name. In addition to surrendering our right to use the name, the Termination and Release Agreement provides for mutual releases between the parties and our limited royalty-free use of the Rampage trade name at two of our retail stores.

We will pay an early termination fee of $1.4 million in October 2006, along with $187,500 as the final quarterly royalty payment. We accrued the early termination fee in our third fiscal quarter ended June 24, 2006. Accordingly, there will be no material financial impact in our fourth quarter which ended September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/s/ Daniel T. Carter
Daniel T. Carter Chief Financial Officer

Date: October 4, 2006